Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) of Muzinich Corporate Lending Income Fund, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Paul Fehre, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Paul Fehre
Name:	Paul Fehre
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	March 27, 2026